TV ONE, LLC

and

TV ONE CAPITAL CORP.,

as joint and several obligors,

AND EACH OF THE GUARANTORS PARTY HERETO

10% SENIOR SECURED NOTES DUE 2016

INDENTURE

Dated as of February 25, 2011

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and Collateral Trustee

TABLE OF CONTENTS
                                                                         Page

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01	Definitions.	Exhibit 4.1 - 5
Section 1.02	Other Definitions.	Exhibit 4.1 - 25
Section 1.03	Rules of Construction.	Exhibit 4.1 - 25

ARTICLE 2
THE SECURITIES

Section 2.01	Form and Dating.	Exhibit 4.1 - 26
Section 2.02	Execution and Authentication.	Exhibit 4.1 - 26
Section 2.03	Registrar and Paying Agent.	Exhibit 4.1 - 26
Section 2.04	Paying Agent to Hold Money in Trust.	Exhibit 4.1 - 27
Section 2.05	Holder Lists.	Exhibit 4.1 - 27
Section 2.06	Transfer and Exchange.	Exhibit 4.1 - 27
Section 2.07	Replacement Securities.	Exhibit 4.1 - 34
Section 2.08	Outstanding Securities.	Exhibit 4.1 - 34
Section 2.09	Treasury Securities.	Exhibit 4.1 - 35
Section 2.10	Temporary Securities.	Exhibit 4.1 - 35
Section 2.11	Cancellation.	Exhibit 4.1 - 35
Section 2.12	Defaulted Interest.	Exhibit 4.1 - 35
Section 2.13	Issuance of Additional Securities.	Exhibit 4.1 - 35

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Redemption.	Exhibit 4.1 - 36
Section 3.02	Notices to Trustee.	Exhibit 4.1 - 36
Section 3.03	Selection of Notes to Be Redeemed or Purchased.	Exhibit 4.1 - 37
Section 3.04	Notice of Redemption.	Exhibit 4.1 - 37
Section 3.05	Effect of Notice of Redemption.	Exhibit 4.1 - 37
Section 3.06	Deposit of Redemption or Purchase Price.	Exhibit 4.1 - 38
Section 3.07	Notes Redeemed or Purchased in Part.	Exhibit 4.1 - 38
Section 3.08	Offer to Purchase by Application of Excess Proceeds.	Exhibit 4.1 - 38

ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes.	Exhibit 4.1 - 40
Section 4.02	Maintenance of Office or Agency.	Exhibit 4.1 - 40
Section 4.03	Reports.	Exhibit 4.1 - 40
Section 4.04	Compliance Certificate.	Exhibit 4.1 - 41
Section 4.05	Taxes.	Exhibit 4.1 - 41
Section 4.06	Stay, Extension and Usury Laws.	Exhibit 4.1 - 41
Section 4.07	Restricted Payments.	Exhibit 4.1 - 41
Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.	Exhibit 4.1 - 43
Section 4.09	Incurrence of Indebtedness and Issuance of Disqualified Stock.	Exhibit 4.1 - 44
Section 4.10	Asset Sales.	Exhibit 4.1 - 47
Section 4.11	Transactions with Affiliates.	Exhibit 4.1 - 48
Section 4.12	Liens.	Exhibit 4.1 - 49
Section 4.13	Business Activities.	Exhibit 4.1 - 49
Section 4.14	Legal Existence.	Exhibit 4.1 - 50
Section 4.15	Offer to Repurchase Upon Change of Control.	Exhibit 4.1 - 51
Section 4.16	Payments for Consent.	Exhibit 4.1 - 51
Section 4.17	Additional Note Guarantees.	Exhibit 4.1 - 51
Section 4.18	Designation of Restricted and Unrestricted Subsidiaries.	Exhibit 4.1 - 52
Section 4.19	Restrictions on Activities of Capital Corp.	Exhibit 4.1 - 52

Exhibit 4.1 - 2

ARTICLE 5
SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets.	Exhibit 4.1 - 53
Section 5.02	Successor Corporation Substituted.	Exhibit 4.1 - 53

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default.	Exhibit 4.1 - 54
Section 6.02	Acceleration.	Exhibit 4.1 - 55
Section 6.03	Other Remedies.	Exhibit 4.1 - 56
Section 6.04	Waiver of Past Defaults.	Exhibit 4.1 - 56
Section 6.05	Control by Majority.	Exhibit 4.1 - 56
Section 6.06	Limitation on Suits.	Exhibit 4.1 - 56
Section 6.07	Rights of Holders of Notes to Receive Payment.	Exhibit 4.1 - 56
Section 6.08	Collection Suit by Trustee.	Exhibit 4.1 - 57
Section 6.09	Trustee May File Proofs of Claim.	Exhibit 4.1 - 57
Section 6.10	Priorities.	Exhibit 4.1 - 57
Section 6.11	Undertaking for Costs.	Exhibit 4.1 - 57

ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee.	Exhibit 4.1 - 58
Section 7.02	Rights of Trustee.	Exhibit 4.1 - 58
Section 7.03	Individual Rights of Trustee.	Exhibit 4.1 - 59
Section 7.04	Trustee’s Disclaimer.	Exhibit 4.1 - 59
Section 7.05	Notice of Defaults.	Exhibit 4.1 - 59
Section 7.06	Compensation and Indemnity.	Exhibit 4.1 - 60
Section 7.07	Replacement of Trustee.	Exhibit 4.1 - 61
Section 7.08	Successor Trustee by Merger, etc.	Exhibit 4.1 - 61
Section 7.09	Eligibility; Disqualification.	Exhibit 4.1 - 61

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	Exhibit 4.1 - 62
Section 8.02	Legal Defeasance and Discharge.	Exhibit 4.1 - 62
Section 8.03	Covenant Defeasance.	Exhibit 4.1 - 62
Section 8.04	Conditions to Legal or Covenant Defeasance.	Exhibit 4.1 - 63
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.	Exhibit 4.1 - 63
Section 8.06	Repayment to Issuers.	Exhibit 4.1 - 64
Section 8.07	Reinstatement.	Exhibit 4.1 - 64

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.	Exhibit 4.1 - 65
Section 9.02	With Consent of Holders.	Exhibit 4.1 - 65
Section 9.03	Revocation and Effect of Consents.	Exhibit 4.1 - 66
Section 9.04	Notation on or Exchange of Notes and Notes.	Exhibit 4.1 - 66
Section 9.05	Trustee and Collateral Trustees to Sign Amendments, etc.	Exhibit 4.1 - 66

Exhibit 4.1 - 3

ARTICLE 10
NOTE GUARANTEES

Section 10.01	Guarantee.	Exhibit 4.1 - 67
Section 10.02	Limitation on Guarantor Liability.	Exhibit 4.1 - 67
Section 10.03	Execution and Delivery of Note Guarantee.	Exhibit 4.1 - 68
Section 10.04	Guarantors May Consolidate, etc., on Certain Terms.	Exhibit 4.1 - 68
Section 10.05	Releases.	Exhibit 4.1 - 69

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.	Exhibit 4.1 - 70
Section 11.02	Application of Trust Money.	Exhibit 4.1 - 70

ARTICLE 12
COLLATERAL AND SECURITY

Section 12.01	Security Interest.	Exhibit 4.1 - 71
Section 12.02	Security Documents.	Exhibit 4.1 - 71
Section 12.03	Collateral Trustee.	Exhibit 4.1 - 71
Section 12.04	Release of Liens in Respect of Notes.	Exhibit 4.1 - 72
Section 12.05	Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.	Exhibit 4.1 - 73
Section 12.06	Relative Rights.	Exhibit 4.1 - 73
Section 12.07	Further Assurances.	Exhibit 4.1 - 74
Section 12.08	Application of Proceeds	Exhibit 4.1 - 74

ARTICLE 13
 MISCELLANEOUS

Section 13.01	Notices.	Exhibit 4.1 - 75
Section 13.02	Certificate and Opinion as to Conditions Precedent.	Exhibit 4.1 - 76
Section 13.03	Statements Required in Certificate or Opinion.	Exhibit 4.1 - 76
Section 13.04	Rules by Trustee and Agents.	Exhibit 4.1 - 76
Section 13.05	No Personal Liability of Directors, Officers, Employees and Stockholders.	Exhibit 4.1 - 76
Section 13.06	Governing Law.	Exhibit 4.1 - 76
Section 13.07	No Adverse Interpretation of Other Agreements.	Exhibit 4.1 - 76
Section 13.08	Successors.	Exhibit 4.1 - 76
Section 13.09	Severability.	Exhibit 4.1 - 77
Section 13.10	Counterpart Originals.	Exhibit 4.1 - 77
Section 13.11	Table of Contents, Headings, etc.	Exhibit 4.1 - 77
Section 13.12	Waiver of Jury Trial.	Exhibit 4.1 - 77
Section 13.13	Force Majeure.	Exhibit 4.1 - 77

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	FORM OF COLLATERAL TRUST AGREEMENT

Exhibit 4.1 - 4

INDENTURE, dated as of February 25, 2011, by and among TV One, LLC, a Delaware limited liability company (the “Company” or “TV One”) and TV One Capital Corp., a Delaware corporation (“Capital Corp.” and, together with TV One, the “Issuers”), as joint and several obligors, the Guarantors (as defined herein), if any, and U.S. Bank National Association, as Trustee (as defined herein) and Collateral Trustee (as defined herein).

WHEREAS, the Issuers have duly authorized the creation of their 10% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, the Guarantors, if any, have duly authorized their respective Note Guarantees (as defined herein) of the Notes; and

WHEREAS, all things necessary to make the Notes, when each is duly issued and executed by the Issuers thereof, and authenticated and delivered hereunder, the valid obligations of the Issuers, to make the Note Guarantees, if any, the valid and binding obligations of the Guarantors, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto (in the case of a Note) and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the Issuers sold in reliance on Rule 144A.

“144A Global Security” means a 144A Global Note compromised of 144A Global Notes.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time: (1) prior to the Discharge of any Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders; and (2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.  For purposes of this definition, (a) any Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with the Security Documents.

“Additional Securities” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.13, 4.09 and 4.12 hereof, as part of the same series as the Initial Securities.

 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:  (a) the present value at such redemption date of (i) the redemption price of the Note at March 15, 2013, (such redemption price being set forth in the table appearing in Section 3.01(c) hereof) plus (ii) all required interest payments due on the Note through March 15, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 75 basis points; over (b) the principal amount of the Note.

Exhibit 4.1 - 5

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (i) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with any Restricted Subsidiary of the Company or (ii) an acquisition of property (including Capital Stock) by the Company or any Restricted Subsidiary of the Company.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or an Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(3) any single transaction or series of related transactions that involve assets or Equity Interests having a Fair Market Value of less than $1.0 million and not exceeding $2.5 million in any fiscal year;

(4) a transfer of assets between or among the Company and its Restricted Subsidiaries that are  Guarantors;

(5) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary;

(6) the sale, lease or other transfer or discount of products or services in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the assignment, cancellation or abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(7) grants of leases, subleases, licenses and sublicenses in the ordinary course of business;

(8) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(9) the granting of Liens not prohibited by Section 4.12 hereof and any disposition of such assets subject to such Liens in connection with any foreclosure or similar remedy;

(10) the sale or other disposition of cash or Cash Equivalents;

(11) a Restricted Payment that does not violate the Section 4.07 hereof or a Permitted Investment;

(12) dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

(13) the sale of an Unrestricted Subsidiary;

(14) the sale or other disposition of Equity Interests of, or an issuance of Equity Interests by, an Unrestricted Subsidiary; and

(15) the disposition of any property or other assets by reason of theft, loss, physical destruction or damage, taking, condemnation or similar event.

“Bankruptcy Law” means  Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

Exhibit 4.1 - 6

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means, for any period, the sum of:

(1) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

(2) the aggregate amount of all Capital Lease Obligations of the Company and its Restricted Subsidiaries incurred during such period.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank;

(4) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition; and

(6) money market funds the assets of which primarily constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

Exhibit 4.1 - 7

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary of the Company;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or Capital Corp.;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) other than Radio One, Comcast or their respective Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(6) prior to an IPO, the first day on which Radio One and Comcast collectively (which, for the avoidance of doubt, means either Radio One and Comcast together or individually) cease to own and control, directly or indirectly, 51% of the outstanding Equity Interests of the Company; or

(7) after an IPO, the first day on which Radio One and Comcast collectively (which, for the avoidance of doubt, means either Radio One and Comcast together or individually) cease to own and control, directly or indirectly, outstanding Equity Interests of the Company representing the greater of (a) 35% of the outstanding Equity Interests of the Company and (b) the percentage of the outstanding Equity Interests of the Company owned by any other “person” (as that term is used in Section 13(d)(3) of the Exchange Act).

“Clearstream” means Clearstream Banking, S.A.

“Closing Date” means February 25, 2011.

“Collateral” means all properties and assets at any time owned or acquired by the Issuers or any Guarantor, upon which a Lien securing the Notes is granted or purported to be granted under any Security Document, provided that in no event shall the Collateral include any Excluded Assets.

“Collateral Trust Agreement”  means that certain Collateral Trust Agreement, substantially in the form attached hereto as Exhibit G, to be entered into by the Issuers, the Guarantors and the Collateral Trustee prior to, or concurrently with, the incurrence of any Parity Lien Debt (other than the Notes) or Junior Lien Debt.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as Collateral Trustee for the Collateral, together with its successors in such capacity.

“Comcast” means Comcast Corporation, a Pennsylvania corporation.

“Company” means TV One, LLC, a Delaware limited liability company.

“Company LLC Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of TV One, dated as of December 28, 2004, as amended from time to time.

Exhibit 4.1 - 8

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or asset disposals or the disposition of securities, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles, but excluding amortization of Programming Payments or amortization of prepaid cash expenses that were paid in a prior period)  and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) to the extent deducted in computing such Consolidated Net Income, extraordinary, or non-recurring losses (including, without limitation, losses from early extinguishment of debt, reorganization, restructuring  items and discontinued operations) for such period; plus

(6) to the extent deducted in computing such Consolidated Net Income, the amortization of debt discount for such period; plus

(7) to the extent deducted in computing such Consolidated Net Income, costs and expenses, including fees, incurred directly in connection with the issuance of the Notes or in connection with any other financing transaction, Equity Offering or Investment (including a Permitted Investment); plus

(8) to the extent deducted in computing such Consolidated Net Income, costs and expenses, including appraisal costs, incurred directly in connection with the redemption of the Equity Interests in the Company held by the Financial Investor Members (as such term is defined in the Company LLC Agreement), the DIRECTV Members (as such term is defined in the Company LLC Agreement) and the Class D Members (as such term is defined in the Company LLC Agreement) incurred on or prior to December 31, 2011 in an aggregate amount not to exceed $3.0 million, minus

(9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Indebtedness” means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one or more of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP; provided that Indebtedness representing Hedging Obligations shall not constitute Indebtedness for purposes of this definition.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) made by such Person and its Subsidiaries pursuant to interest rate Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all dividend payments on any series of Disqualified Stock of such Person or any of its Subsidiaries, in each case, on a consolidated basis and in accordance with GAAP.

Exhibit 4.1 - 9

“Consolidated Leverage Ratio” means, as of any date, the ratio of

(1) the Consolidated Indebtedness of the Company as of such date to

(2) the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such quarter or four-quarter period, as applicable, through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter or four-quarter period, as applicable.

In addition, for purposes of calculating the Consolidated Leverage Ratio:

(3) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the quarter or four-quarter reference period, as applicable or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the quarter or four-quarter reference period, as applicable;

(4) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date will be excluded;

(5) any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such quarter or four-quarter reference period, as applicable; and

(6) any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such quarter or four-quarter reference period, as applicable.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock or Disqualified Stock dividends; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or asset disposals or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was either nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or was nominated by Radio One or Comcast.

Exhibit 4.1 - 10

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Security” means Definitive Notes.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Parity Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt; (2) payment in full in cash of the principal of and interest and premium, if any, on all Parity Lien Debt (other than any undrawn letters of credit); (3) discharge or cash collateralization (at the lower of (A) 101% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and (4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means (a) in the case of the Company and the Restricted Subsidiaries, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, or redeemable for cash at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature and (b) in the case of any Restricted Subsidiary, any other Capital Stock other than any common equity with no preferences, privileges, and no cash redemption or repayment provisions. Notwithstanding the preceding sentence, (A) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under Section 4.07 hereof or (y) the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock prior to the Company’s purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture and (B) any Equity Interests of the Company being redeemed in connection with the Transactions or otherwise held by the DTV Investors as of the Closing Date shall not constitute Disqualified Stock (so long as the terms of such Equity Interests are not modified in any material respect).  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company (i) that was formed under the laws of the United States or any state of the United States or the District of Columbia or (ii) that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that guarantees or otherwise provides direct credit support for any Indebtedness of the Company (other than a pledge of such Restricted Subsidiary’s assets, so long as no more than 65% of any Voting Stock of any Restricted Subsidiary that is not a Domestic Subsidiary is so pledged by such Restricted Subsidiary).

“DTV Investors” means collectively DIRECTV Programming Holdings I, Inc. and DIRECTV Programming Holdings II, Inc. and/or their permitted transferees.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exhibit 4.1 - 11

“Excluded Assets” means the collective reference to the following: (1) any contract, license, general intangible, copyright license, patent license or trademark license, agreement, instrument, indenture or any other property to the extent the grant by an Issuer or a Guarantor, as applicable, of a security interest pursuant to a Security Document of its right, title and interest in such intangible assets or other property (A) is prohibited by provisions of such contract, agreement, instrument or indenture governing such intangible asset or other property, or by any law, (B) would give any other party to such contract, license, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder, (C) would result in a breach, termination or default of such contract, license, general intangible, agreement, instrument or indenture or (D) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained (in the case of each of clause 1(A), 1(B), 1(C) and 1(D) above, which prohibition, termination right, breach, termination or default or requirement to obtain consent, as applicable, is not rendered ineffective by Section 9-406(d), 9-407(a), 9-408(a) or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity); (2) any of the outstanding voting Capital Stock of any Subsidiary that is not a Domestic Subsidiary, in each case, in excess of 65% of such outstanding Capital Stock; (3) fee and leasehold interests in real property; (4) motor vehicles and other assets subject to a certificate of title and (5) any Excluded Ownership Interests; provided, however, that Excluded Assets shall not include any Proceeds (as defined in the Uniform Commercial Code), substitutions or replacements of any Excluded Assets referred to in the foregoing clauses (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in any of the foregoing clauses).

“Excluded Ownership Interests” means all (1) Equity Interests owned or held by any Unrestricted Subsidiary and (2) Equity Interests in Persons that are not Wholly-Owned Subsidiaries of the Issuers, but only to the extent such Person is contractually prohibited from creating a Lien in such Equity Interests, so long as the Issuers (a) do not encourage the creation of any such contractual prohibitions and (b) requests that no such contractual prohibitions be instituted.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03 hereto, which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by the Company for its financial statements and reports for all financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, in lieu of United States GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of Notes within 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1) or 2.06(d)(2) hereof.

“Global Security” means a Global Note.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means the Subsidiary Guarantors and their respective successors and assigns.

“Hedge Agreement” means any agreement governing Hedging Obligations.

Exhibit 4.1 - 12

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Security is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the Issuers sold to Institutional Accredited Investors.

“IAI Global Security” means an IAI Global Note.

“Immaterial Subsidiary” means, as of any date, any Domestic Subsidiary whose total assets, together with all other Domestic Subsidiaries that are not Guarantors, as of that date, are less than $2.5 million and whose total revenues, together with all other Domestic Subsidiaries that are not Guarantors, for the most recent twelve-month period do not exceed $2.5 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) in respect of banker’s acceptances or letters of credit (other than obligations in respect of letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person or a demand for reimbursement);

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (x) the Fair Market Value of the assets subject to such Lien, or (y) the amount of Indebtedness secured by such Lien and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  For the avoidance of doubt, any programming liabilities incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business shall not be considered Indebtedness under this definition or for any other purpose under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Notes” means the first $119,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Securities” means the Initial Notes.

Exhibit 4.1 - 13

“Insolvency or liquidation proceeding” means:

(1) any case commenced by or against an Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of an Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to an Issuer or any Guarantor or any similar case or proceeding relative to an Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“IPO” means a bona fide underwritten sale to the public of common stock of Company (or any parent holding company thereof) pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of Company or any of its Subsidiaries, as the case may be) that is declared effective by the SEC and such offering results in net cash proceeds received by (or contributed to) Company of at least $25,000,000.

“Junior Lien” means a Lien granted by a Junior Lien Document to the Junior Collateral Trustee, at any time, upon any property of an Issuer or a Guarantor to secure Junior Lien Obligations.

“Junior Lien Debt” means: any Indebtedness of the Issuers that is secured equally and ratably by a Junior Lien that was permitted to be incurred and so secured under this Indenture and each other applicable Secured Debt Document and any Guarantees by Guarantors of such Indebtedness; provided that: (a) on or before the date on which such Indebtedness is incurred by the Issuers, such Indebtedness is designated by the Issuers, in an Officers’ Certificate delivered to each Junior Lien Representative, each Parity Lien Representative, and the Collateral Trustee, as “Junior Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Parity Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (c) such Indebtedness has a final Stated Maturity Date equal to or later than the final Stated Maturity Date of the Notes; (d) the Issuers and the Guarantors shall enter into supplemental Security Documents, pursuant to which such grantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such Junior Lien Debt or to any of their representatives (such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request; (e) the Issuers and the Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the Security Documents (including any supplemental Security Documents); (f) the Issuers, the Guarantors and the Collateral Trustee shall have entered into the Collateral Trust Agreement; and (g) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the Issuers delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

“Junior Lien Documents” means, collectively, (i) any indenture or credit facility pursuant to which any Junior Lien Debt is incurred and (ii) the Security Documents (other than any Security Documents that do not secure Junior Lien Obligations).

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

Exhibit 4.1 - 14

“Junior Lien Representative” means with respect to any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt, is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the agreement governing such Series of Junior Lien Debt and has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions (1) in the City of New York, (2) in the City in which the Corporate Trust Office of the Trustee is located or (3) at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Cap” means as of any date of determination, the amount of Secured Debt that may be incurred by the Issuers or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Secured Leverage Ratio would not exceed 4.00 to 1.00.

“Lien Sharing and Priority Confirmation” means: (1) as to any future Series of Parity Lien Debt, the written agreement of the holders of such Series of Parity Lien Debt, as set forth in this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative: (a) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust agreement and the other Security Documents; and (2) as to any future Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the applicable agreement governing such Series of Junior Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Secured Debt and each existing and future Secured Debt Representative: (a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuers or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably; (b) that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from enforcement of Junior Liens; and (c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other Security Documents.

“Liquidity” means, as of any date of determination, cash and Cash Equivalents of the Company and its Restricted Subsidiaries minus the amount of accrued interest in respect of outstanding Indebtedness of the Company and its Restricted Subsidiaries minus the amount of trade payables of the Company and its Restricted Subsidiaries aged beyond the Company’s historical, ordinary course payment practices.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of any asset or assets that were the subject of such Asset Sale established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

Exhibit 4.1 - 15

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Secured Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium, if any, fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means with respect to any person, a certificate signed on behalf of the Person by two Officers of the Person, one of whom, solely in respect of the Officers’ Certificate required by Section 4.04(a), must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Person, that, if applicable, meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company, reasonably acceptable to the Trustee.

“Parent Distribution Asset Sale” means an Asset Sale, the proceeds of which are required to be distributed, in whole or in part, to Radio One pursuant to Section 4.10(c) of the Radio One Indenture prior to the making of an Asset Sale Offer (and any payments accepted by any Holder in respect of such Asset Sale Offer).

“Parity Lien” means a Lien granted by a Parity Lien Document to the Collateral Trustee, at any time, upon any property of the Issuers or any Guarantor to secure Parity Lien Obligations.

“Parity Lien Debt” means : (1) the Notes issued under this Indenture and the Note Guarantees of the Guarantors; and (2) any other Indebtedness of the Issuers that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under this Indenture and each other applicable Secured Debt Document and any Guarantees by Guarantors of such Indebtedness; provided that in the case of any Indebtedness referred to in clause (2) of this definition: (a) on or before the date on which such Indebtedness is incurred by the Issuers, such Indebtedness is designated by the Issuers in an Officers’ Certificate delivered to each Parity Lien Representative, each Priority Lien Representative, each Junior Lien Representative and the Collateral Trustee, as “Parity Lien Debt” for the purposes of this Indenture and the Collateral Trust Agreement (provided that no Series of Secured Debt may be designated as both Parity Lien Debt and Priority Lien Debt and/or Junior Lien Debt); (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; (c) such Indebtedness has a final Stated Maturity Date equal to or later than the final Stated Maturity Date of the Notes; (d) the Issuers and the Guarantors shall enter into supplemental Security Documents, pursuant to which such grantors shall grant to the Collateral Trustee, for the ratable benefit of the holders of the Notes, a security interest in any assets or property of the grantors not otherwise granted under this Indenture or the Security Documents prior to such date to the extent such grantors grant a security interest in such assets to the holders of such Parity Lien Debt or to any of their representatives (such supplemental Security Documents shall contain such additional customary covenants, representations, conditions (including delivery of customary legal opinions) and other provisions relating to such additional assets or the granting of such security interest as the Collateral Trustee may reasonably request; (e) the Issuers and the Guarantors shall enter into and file such other agreements, amendments, financing statements or other documents as the Collateral Trustee shall reasonably request in furtherance of the foregoing or as are necessary in order to comply with the requirements of this Indenture and the applicable Security Documents (including any supplemental Security Documents); (f) the Issuers, the Guarantors and the Collateral Trustee shall have entered into the Collateral Trust Agreement; and (g) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this definition will be conclusively established if the Issuers delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Parity Lien Debt”).

“Parity Lien Documents” means, collectively, (i) this Indenture, the Notes, the Note Guarantees, (ii) the indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and (iii) the Security Documents (other than any Security Documents that do not secure Parity Lien Obligations).

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representatives”  (1) in the case of the Notes, the Trustee; or (2) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (a) is appointed as Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

Exhibit 4.1 - 16

“Permitted Asset Swap” means any disposition of assets by the Company or any of its Restricted Subsidiaries to any Person (other than the Company or any Subsidiary of the Company) in which at least 95% of the consideration received by the Company or such Restricted Subsidiary consists of:

(1) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary; and/or

(2) other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and, to the extent received in exchange for assets that constituted Collateral, pledged as Collateral pursuant to the terms of the Security Documents, provided that any consideration not constituting assets or property of a kind usable by the Company and its Restricted Subsidiaries in the Permitted Business received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale that constitutes a Permitted Asset Swap shall constitute Net Proceeds from an Asset Sale pursuant to Section 4.10.

“Permitted Business” means the business of (i) producing or acquiring programming and video content for the purpose of transmitting such programming or video content via various distribution platforms; (ii) transmitting programming or video content via various distribution platforms; (iii) selling and distributing advertising in connection with transmitting such programming or video content; or (iv) evaluating, participating or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to, any of the businesses identified in clauses (i)-(iii) above, as determined in good faith by the Company.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary that is a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company that is a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) endorsements of negotiable instruments and documents in the ordinary course of business;

(9) pledges or deposits permitted under clauses (6) and (26) of the definition of “Permitted Liens”;

(10) loans or advances to employees, including advances to employees for moving and travel expenses and similar expenditures, made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(11) receivables owing to the Company or any Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(12) repurchases of the Notes;

Exhibit 4.1 - 17

(13) any guarantee of Indebtedness permitted to be incurred under Section 4.09 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(14) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(15) Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(16) Investments by the Company and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business; and

(17) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed $10.0 million; provided that if an Investment made pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17).

For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (17) above, or is otherwise entitled to be incurred or made pursuant to Section 4.07 hereto, the Company will be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or under Section 4.07 hereto.

“Permitted Liens” means:

(1) Liens held by the Collateral Trustee securing (a) Parity Lien Debt and/or Junior Lien Debt or in an aggregate principal amount (as of the date of incurrence of any Parity Lien Debt or Junior Lien Debt, as applicable, and after giving pro forma effect to the application of the net proceeds therefrom) not exceeding the Lien Cap, and (b) all other Obligations (other than principal) in respect of such Parity Lien Debt described in clause (a);

(2) Liens in favor of the Company or the Subsidiary Guarantors;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, unemployment insurance and other types of social security and deposits securing liability to or in respect of insurance carriers, landlords, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(3) covering only the assets acquired with or financed by such Indebtedness;

(7) (a) Liens existing on the date of this Indenture and (b) Liens in respect of Guarantees (permitted by the terms of this Indenture) of secured Indebtedness outstanding on the date of this Indenture (to the extent that the terms of such secured Indebtedness in effect on the date of this Indenture require such secured Guarantees to be added);

Exhibit 4.1 - 18

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than Priority Lien Debt, Parity Lien Debt or Junior Lien Debt); provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured (other than, in the case of accounts receivables and inventories, property of the same category to the extent the terms of the Lien being extended, renewed or replaced extended to or covered such category of property) or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(12) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings; provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance;

(13) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(14) bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) grants of software and other technology licenses in the ordinary course of business;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(18) grants of leases and subleases in the ordinary course of business that do not materially interfere with the ordinary course of business of the lessor;

(19) any interest or title of a lessor in the property subject to any operating lease entered into in the ordinary course of business;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like that are not Subsidiaries;

(22) Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(23) any encumbrances or restrictions (including put and call agreements) with respect to the Capital Stock of any joint venture or partnership that are not Subsidiaries;

Exhibit 4.1 - 19

(24) Liens in respect of contractual rights of setoff in favor of counterparties to contractual agreements with the company or any Restricted Subsidiary of the Company in the ordinary course of business;

(25) any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(26) Liens on the property or assets of a Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness of such Restricted Subsidiary which Indebtedness is permitted under Section 4.09; and

(27) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

 “Permitted Refinancing Indebtedness” means any Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness (including Disqualified Stock) of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference, of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final stated maturity date or, in the case of Disqualified Stock, redemption date, equal to or later than the final stated maturity date or, in the case of Disqualified Stock, redemption date, of, and (other than in the case of Disqualified Stock) has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than ninety (90) days after the final maturity date of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons (or the same categories of Persons, to the extent the terms of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged required guarantees from such categories of Persons) who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Programming Payments” means, for any period, the sum of all payments by the Company and its Restricted Subsidiaries made or scheduled to be made during such period in respect of the purchase, use, license or acquisition of programs, programming materials, films, and similar assets used in connection with the business and operations of the Company and its Restricted Subsidiaries.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Radio One” means Radio One, Inc., a Delaware corporation.

“Radio One Indenture” means the Indenture, dated as of November 24, 2010, among Radio One, the guarantors party thereto and Wilmington Trust Company, as trustee.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the Issuers initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Global Security” means a Regulation S Global Note.

Exhibit 4.1 - 20

“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.  For purposes of this definition, (a) Junior Lien Debt registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the Security Documents.

“Required Parity Lien Debtholders” means, at any time, the holders of more than 50% of the sum of: (a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt.  For purposes of this definition, (a) Parity Lien Debt registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the Security Documents.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Definitive Security” means a Restricted Definitive Note.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Global Security” means a Restricted Global Note.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Parity Lien Debt and Junior Lien Debt.

“Secured Debt Collateral Documents” means the (i) the Security Documents and (ii) all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Issuers or any Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon any portion of the Collateral in connection with the incurrence of any Secured Debt, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable Secured Debt Collateral Documents.

Exhibit 4.1 - 21

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Representatives” means the Parity Lien Representatives and Junior Lien Representatives.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the aggregate principal amount of Secured Debt outstanding on such date plus all Indebtedness of Restricted Subsidiaries of the Company that are not Guarantors outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the face amount thereof, whether or not drawn (but without duplication of any unpaid reimbursement obligations in respect of drawings thereunder)), but excluding, in each case, any Indebtedness representing Hedging Obligations, to:

(2) the Consolidated EBITDA for the Company for the most recent four-quarter period for which financial information is available, in each case determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such quarter or four-quarter period, as applicable, through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such quarter or four-quarter period, as applicable.

In addition, for purposes of calculating the Secured Leverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the quarter or four-quarter reference period, as applicable or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”) will be given pro forma effect (as determined in good faith by the Company’s chief financial officer and consistent in all material respects with GAAP) as if they had occurred on the first day of the quarter or four-quarter reference period, as applicable;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Secured Leverage Calculation Date will be excluded;

(3) any Person that is a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such quarter or four-quarter period, as applicable; and

(4) any Person that is not a Restricted Subsidiary on the Secured Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such quarter or four-quarter period, as applicable.

“Secured Obligations” means the Parity Lien Obligations and the Junior Lien Obligations.

“Securities” has the meaning assigned to it in the preamble to this Indenture.  The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, intercreditor agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create), or relating to (or purporting to relate to) the priority of, a Lien upon the Collateral in favor of the Collateral Trustee for the benefit of the holders of the Notes (including, without limitation, the Collateral Agreement dated as of the Closing Date among the Issuers, the Guarantors from time to time party thereto and the Collateral Trustee), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of this Indenture and the applicable Security Documents.

Exhibit 4.1 - 22

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

“Series of Secured Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the later of the date of this Indenture and the date of incurrence of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Subsidiary of the Company that executes a Note Guarantee with respect to the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Transactions” means, collectively, the issuance of the Initial Notes and the application of the net proceeds therefrom to repurchase Equity Interests of the Company from the Financial Investor Members or the Class D Members (in each case, as such terms are defined in the Company LLC Agreement) and/or the DTV Investors from time to time.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2013; provided, however, that if the period from the redemption date to March 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

Exhibit 4.1 - 23

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Security” means an Unrestricted Definitive Note.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means an Unrestricted Global Note.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and any Subsidiary thereof, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(5) is not an Issuer.

“U.S.” means the United States.”

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Exhibit 4.1 - 24

Section 1.02 Other Definitions.
Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Available Proceeds”	3.01
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Proceeds Account”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Global Security”	2.01
“incur”	4.09
“Judgment Conversion Date”	13.12
“Judgment Currency”	13.12
“Legal Defeasance”	8.02
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Permitted Parties”	4.03
“Payment Default”	6.01
“Payor”	4.19
“Purchase Date”	3.08
“rate of exchange”	13.13
“Register”	2.03
“Registrar”	2.03
“Relevant Fiscal Year	4.20
“Restricted Payments”	4.07
“Successor Guarantor”	10.04
“Successor Person”	5.01
“Taxes”	4.19
“Mortgages”	12.08
“Note Guarantee”	10.01
“Premises”	12.08

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Exhibit 4.1 - 25

ARTICLE 2
THE SECURITIES

Section 2.01 Form and Dating.

(a) General.  The Notes and the related Trustee’s certificates of authentication for the Notes will be substantially in the form of Exhibit A hereto.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form acceptable to the Issuers.  Each Note will be dated the date of its authentication.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  Notes issued in global form (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A attached hereto.  Notes issued in definitive form (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) will be substantially in the form of Exhibit A attached hereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

At least one Officer of each Issuer must sign the Notes issued by such Issuer for such Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

No Note will be valid until authenticated by the manual signature of authorized signatory of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of each Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Notes issued as Additional Securities. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register (the “Register”) of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.

The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed pursuant to Section 7.07, and to act as Custodian with respect to the Global Securities.

Exhibit 4.1 - 26

Section 2.04 Paying Agent to Hold Money in Trust.

On or prior to 10:00 a.m. New York City time on each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest on any Security as it becomes due.  The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on the Securities, and shall notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary) shall have no further liability for the money.  If an Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to an Issuer, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee or cause the Registrar to furnish to the Trustee, at least five (5) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities; provided that as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities.  A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Securities shall be exchanged by the Issuers for Definitive Securities only in the following limited circumstances:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act at a time when it is required to be so registered in order to act as depository and, in each case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) subject to the procedures of the Depositary, the Issuers in their sole discretion jointly determine that Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Securities.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) or (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers, the Trustee, Paying Agent, nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.   Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

Exhibit 4.1 - 27

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Exhibit 4.1 - 28

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(1).  Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

Exhibit 4.1 - 29

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities.  A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.  Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(2).

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities.  If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of Notes of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered.  Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.  Each Issuer shall promptly deliver to the Trustee a supply of Definitive Notes to enable the Registrar to deliver the Definitive Notes contemplated by this Section 2.06(c)(3).

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the amount of or aggregate principal amount of (as the case may be), in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, and in the case of clauses (D) and (E) above, the IAI Global Security.

Exhibit 4.1 - 30

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to such Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the amount or the aggregate principal amount, as the case may be, of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in the aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

Exhibit 4.1 - 31

(2) Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Issuers so request, an Opinion of Counsel in form reasonably acceptable to such Issuer, as the case may be, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f) Legends.  The following legends will appear on the face of the applicable Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE ISSUERS, OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

Exhibit 4.1 - 32

(2) Global Security Legend.  Each Global Security will bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the  principal amount of Notes represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.  At any time prior to such cancellation, if any beneficial interest in a Definitive Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, the principal amount of Notes represented by such Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 3.08, 4.10, 4.15, 4.20 and 9.04 hereof).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business fifteen (15) days before the day of any selection of Securities for redemption under Section 3.03 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C) to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

Exhibit 4.1 - 33

(5) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06 (including all Securities received for transfer pursuant to this Section 2.06).  The Issuers shall have the right to require the Trustee to deliver to the Issuers, at their expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

In connection with any transfer of any Security, the Trustee and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Security, or otherwise) received from any Holder and any transferee of any Security regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Security and any other facts and circumstances related to such transfer.

Section 2.07 Replacement Securities.

If any mutilated Securities are surrendered to the Trustee or the Issuers or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Holder satisfies any reasonable requirements of the Trustee and the Issuers.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Issuers and the Trustee may charge the Holders for each of its expenses in replacing a Security.

In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Issuers in their sole discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.07, the Issuers may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security or in lieu of any destroyed, lost, or stolen Security will constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.

Section 2.08 Outstanding Securities.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.01(a) hereof.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07. If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Exhibit 4.1 - 34

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned will be so disregarded.  For purposes of this Section 2.09, no owner of Equity Interests of the Company shall be deemed to be controlling the Company prior to an IPO so long it does not have the right pursuant to the terms of the Company LLC Agreement to appoint a majority of the members of the board of managers of the Company.

Section 2.10 Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Issuers consider appropriate for temporary Securities and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Securities to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation.  The Trustee shall dispose of all cancelled Securities in accordance with its customary procedures and shall deliver a certificate of disposition to the Issuers.  Subject to Section 2.07, the Issuers may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Securities, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than ten (10) days prior to the related payment date for such defaulted interest.  At least fifteen (15) days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Securities.

The Issuers shall be entitled, from time to time, subject to its compliance with Section 4.09 and Section 4.12 hereof, without consent of the Holders, to issue Additional Securities under this Indenture with identical terms as the Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, initial interest accrual date and initial interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).  The Initial Notes and any Notes issued as Additional Securities shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of each of the Issuers, copies of which shall be delivered to the Trustee, the following information:

(1) The number of Notes to be issued as Additional Securities and the aggregate principal amount of Notes constituting Additional Securities to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities.

Exhibit 4.1 - 35

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01 Redemption.

(a) Optional Redemption Upon an Equity Offering.  At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under this Indenture upon not less than 30 nor more than sixty (60) days’ notice, at a redemption price equal to 110% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) Optional Redemption Prior to March 15, 2013.  At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.  The Issuers shall give the Trustee notice of the amount of the Applicable Premium promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

(c) Optional Redemption On or After March 15, 2013.  On or after March 15, 2013,  the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	105.00%
2014	102.50%
2015 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)           Special Optional Redemption. At any time on or prior to December 31, 2011, if the Company determines in good faith that all of the net proceeds from the issuance and sale of the Notes (the “Available Proceeds”) will not be used to repurchase Equity Interests of the Company, the Company may, at its option, elect to use the remaining Available Proceeds to redeem an aggregate principal amount of the Notes equal to the lesser of (i) $50 million and (ii) the aggregate amount of remaining Available Proceeds, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption.

(e)           Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.02 through 3.07 hereof.

Section 3.02 Notices to Trustee.

If the Issuers jointly elect to redeem Notes pursuant to Section 3.01 hereof, they shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the redemption price and the paragraph of the Notes pursuant to which the redemption will occur. The Issuers shall give such notice to the Trustee at least five (5) days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 hereof unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from the Issuers to the effect that such redemption will comply with the provisions herein.  Such Officers’ Certificate shall also state that all conditions precedent, if any, provided for herein to such redemption have been complied with.

Exhibit 4.1 - 36

Section 3.03 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or repurchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (provided that, in the case of Notes issued in global form pursuant to Article 2 hereof, the Depositary may select interests in the Notes for redemption or purchase pursuant to its applicable procedures) unless otherwise required by law or applicable stock exchange or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption or purchase. Notes having an aggregate principal amount in excess of $2,000 may be redeemed or purchased in part but only in whole multiples of $1,000, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  In connection with any pro rata selection of Notes for purchase or redemption, the Trustee may make such adjustments downward or upward (by not more than $1,000) so that Notes shall only be redeemed or purchased in authorized denominations.

If any Note is to be redeemed or purchased in part only, the notice relating to such Note shall state the portion of the principal amount thereof to be redeemed or purchased. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  Provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed or purchased.

Section 3.04 Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price (or if not then ascertainable, the manner of calculation thereof);

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) the CUSIP number, if any, printed on the Notes being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP numbers, if any, listed in such notice or printed on the Notes being redeemed.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that such request by the Issuers to the Trustee is received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice to the Holders whose Notes are to be redeemed. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.04.

Section 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice.  A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Exhibit 4.1 - 37

Section 3.06 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption date or Purchase Date, the Issuers shall deposit with the Trustee or Paying Agent (or, if the Issuers or a Subsidiary is the Paying Agent, shall segregate and hold in trust) an amount of money, in immediately available funds, sufficient to pay the redemption or purchase price of and accrued interest (if any) on all Notes or portions thereof to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.07 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part (with, if the Issuers or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.

Section 3.08 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence a joint offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least twenty (20) Business Days following its commencement and not more than thirty (30) Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five (5) Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other Parity Lien Debt (on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

Exhibit 4.1 - 38

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase , the serial number of such Note if held in definitive form, and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered; and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of the Issuers stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.08.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase.  Upon surrender of a Note that is purchased in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unpurchased portion of the principal of the Global Note so surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.03, 3.06 and 3.07 hereof.

Exhibit 4.1 - 39

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, or premium or interest, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) So long as any Notes are outstanding, the Company shall furnish to the Trustee:

(1) within ninety (90) days after the end of each fiscal year, (A) audited financial statements of the Company and its Subsidiaries prepared in accordance with GAAP and (B) a presentation of Consolidated EBITDA of the Company and its Subsidiaries derived from such financial statements; and

(2) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (A) unaudited quarterly financial statements of the Company and its Subsidiaries prepared in accordance with GAAP and (B) a presentation of Consolidated EBITDA of the Company and its Subsidiaries derived from such financial statements.

Notwithstanding the foregoing, such financial statements (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC.  The availability of any of the foregoing reports on the SEC’s EDGAR filing system (or other successor electronic filing system) shall be deemed to satisfy the Company’s delivery obligations with respect thereto.

(b) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either taken together or individually, constitute a Significant Subsidiary, then the financial information required by paragraph (a) of this Section 4.03 will include (or the company will separately furnish to the Trustee) a reasonably detailed presentation of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) The Company shall either (1) maintain a website (which may be non-public and access to which may be made subject to an agreement or acknowledgement by such recipient that it will treat such information as confidential) to which Holders, prospective investors that certify that they are qualified institutional buyers and market makers (“Permitted Parties”) are given access and to which such information is posted or (2) file such information with the SEC.

Exhibit 4.1 - 40

(d) For so long as any Notes are outstanding, the Company shall hold a conference call for Permitted Parties to discuss reports and the results of operations for each quarterly and annual reporting period within 15 Business Days after filing with the Trustee the applicable annual and quarterly information required pursuant to clauses (a)(1) and (a)(2) above.  The time and date of such conference call for a reporting period (and either all information necessary to access the call or the name and contact information of the person at the Company from whom Permitted Parties may obtain such information) shall be posted by the Company to the website described in clause (c) above or filed with the SEC simultaneously with the posting or filing of the reports for such reporting period.

(e) In addition, the Company shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) Each Issuer shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2011, an Officers’ Certificate stating that, in the course of the performance of his or her duties as an officer of the Company, he or she would normally have knowledge of any default by the Issuers in the performance of any of their obligations contained in this Indenture and that a review of the activities of each Issuer during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, as promptly as practicable, but in any event within ten business days, upon any Officer of an Issuer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

(a) The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (y) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company and (z) purchases of Equity Interests of, and capital contributions to, Restricted Subsidiaries);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

Exhibit 4.1 - 41

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (x) Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee, (y) Junior Lien Debt or (z) unsecured Indebtedness (excluding in all cases any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except, in each case, any payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)           the Consolidated EBITDA of the Company for the most recent four-quarter period for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Subsidiaries from the beginning of such quarter or four-quarter period and determined on a pro forma basis for such Restricted Payment, as applicable, through and including the date of the proposed Restricted Payment (including any related financing transactions) as if such acquisitions, dispositions, and Restricted Payments had occurred at the beginning of such quarter or four-quarter period, as applicable, was greater than $25 million; and

(C) the Company would have at least $5.0 million of Liquidity on a pro forma basis after giving effect to such Restricted Payment.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of a sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or contribution of common equity capital to the Company; provided that (a) such Restricted Payment is made within sixty (60) days of any such sale of Equity Interests or contribution of common equity capital and (b) the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.01 hereof;

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness within sixty (60) days of such incurrence;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(6) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor at a purchase price not greater than 101.0% of the principal amount thereof, together with accrued interest, if any, thereon, in the event of a “change of control” in accordance with the terms thereof, which event (a) requires that the Company or such Guarantor make an offer to purchase such Indebtedness in accordance with the terms thereof and (b) would also constitute a Change of Control under this Indenture; provided that prior to any such purchase a Change of Control Offer has been made in accordance with the terms hereof and the Issuers have purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

Exhibit 4.1 - 42

(7) regardless of whether a Default then exists, the payment of any dividend or distribution to the extent necessary to permit direct or indirect beneficial owners of shares of Equity Interest of the Company to pay federal, state or local income tax liabilities that would arise solely from income of the Company or any of its Restricted Subsidiaries, as the case may be, for the relevant taxable period and attributable to them solely as a result of the Company (and any intermediate entity through which the holder owns such shares) or any of its Restricted Subsidiaries being a limited liability company, partnership or similar entity for federal income tax purposes;

(8) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former employee, director or Officer of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that (x) the aggregate Restricted Payments made under this clause (8) do not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year) and the Company would have at least $5.0 million of Liquidity on a pro forma basis after giving effect to any Restricted Payment made under this clause (8);

(9) any Restricted Payment made in connection with the Transactions;

(10) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under the Indenture; and

(11) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $1.0 million since the date of this Indenture.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(1) through (11) above, or is permitted pursuant to Section 4.07(a) hereof, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture (as determined in good faith by the Company);

(2) this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees (as determined in good faith by the Company);

(4) applicable law, rule, regulation or order;

Exhibit 4.1 - 43

(5) any agreement governing Indebtedness or Capital Stock of Persons acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than the Persons, or the property or assets of the Persons, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of such acquisition (as determined in good faith by the Company);

(6) customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(7) mortgage financings and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property mortgaged, purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Company);

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) encumbrances and restrictions contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction applies only in the event of a payment default or default with respect to a financial covenant contained in such Indebtedness or agreement and such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes; and

(14) restrictions on the sale, lease or transfer of property or assets arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Company’s Consolidated Leverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the end of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.00 to 1.00.

Exhibit 4.1 - 44

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(2) the incurrence on the Closing Date by the Issuers and the Guarantors of Parity Lien Debt represented by the Notes and the Note Guarantees;

(3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing (whether or not incurred at the time of such purchase, design, construction, installation or improvement) all or any part of the purchase price or cost of design, construction, installation, integration or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (1), (2), (3), (4) or (13) of this Section 4.09(b);

(5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if either Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not either Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such Disqualified Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such Disqualified Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business or incurred to hedge or manage any interest rate risk on any fixed or floating rate Indebtedness that was permitted to be incurred under the first paragraph of this covenant or any clause under the definition of “Permitted Debt”;

(8) (i) the Guarantee by the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed; and (ii) the Guarantee by Restricted Subsidiaries that are not Guarantors of Indebtedness of Restricted Subsidiaries that are not Guarantors to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant;

(9) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, letter of credit or completion or performance and surety bonds in the ordinary course of business;

(10) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days;

Exhibit 4.1 - 45

(11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(12) Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies in the ordinary course of business;

(13) Indebtedness of the Issuers or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”; and

(14) the incurrence by the Company or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $5.0 million.

(c) Neither Issuer shall incur, nor permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the  Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on junior priority basis or junior in right of distribution of collateral proceeds.

(d) For purposes of determining compliance with this Section 4.09 and Section 4.12 hereof, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted (in its sole discretion) to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. The accrual of interest or preferred stock or Disqualified Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09 and Section 4.12; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person so secured.

Exhibit 4.1 - 46

Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) Except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion;

(C)  any stock or assets of the kind referred to in clauses (2) or (5) of paragraph (b) of this Section 4.10; and

(3) in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) promptly deposits the Net Proceeds therefrom immediately upon receipt thereof as Collateral in an account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) or otherwise subject to a perfected security interest in favor of the Collateral Trustee or its agent to secure all Obligations with respect to the Notes; and

(4) in the case of a Parent Distribution Asset Sale, Holders of at least a majority in aggregate principal amount of the then outstanding Notes have approved such Parent Distribution Asset Sale.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay, repurchase or redeem Parity Lien Obligations; provided, that the Issuers offer to repay, repurchase or redeem the Notes on a pro rata basis;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business is or becomes a Restricted Subsidiary of the Company);

(3) to repay Indebtedness (other than Secured Obligations) that is secured by a Permitted Lien on any assets that were sold in such Asset Sale;

(4) to make a capital expenditure;

(5) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

(6) in the case of an Asset Sale (other than a sale of an asset that had constituted Collateral at any time since the date of this Indenture) by a Restricted Subsidiary that is not a Guarantor, to repay, repurchase or redeem Indebtedness of the Company or any Restricted Subsidiary that is not contractually subordinated in right of payment to the Notes;

(7) in the case of any Parent Distribution Asset Sale approved by Holders of at least a majority in aggregate principal amount of the then outstanding Notes, the minimum distribution required to comply with Section 4.10(c) of the Radio One Indenture; or

(8) any combination of the foregoing clauses (1) through (7).

Exhibit 4.1 - 47

(c) Within 365 days after the receipt of any Net Proceeds from a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to purchase other assets that would constitute Collateral;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, a Permitted Business (provided that in the case of any such acquisition of Capital Stock, after giving effect thereto, the Permitted Business becomes a Guarantor or is merged into or consolidated with the Company or any Guarantor);

(3) to repay Indebtedness (other than Secured Obligations) that is secured by a Lien on any Collateral that was sold in such Asset Sale that is prior to the lien on the Collateral in favor of Holders of Notes;

(4) to make a capital expenditure with respect to assets that constitute Collateral;

(5) in the case of any Parent Distribution Asset Sale approved by Holders of at least a majority in aggregate principal amount of the then outstanding Notes, the minimum distribution required to comply with Section 4.10(c) of the Radio One Indenture; or

(6) any combination of the foregoing clauses (1) through (5).

(d) Pending the final application of any Net Proceeds of an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(e) Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph (b) or (c) of this Section 4.10 constitute “Excess Proceeds.”

(f) When the aggregate amount of Excess Proceeds exceeds $10.0 million, within forty-five (45) days thereof, the Issuers will make a joint offer (an “Asset Sale Offer”) to all Holders and all holders of other Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with Section 3.08 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other Parity Lien Debt (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and Parity Lien Debt tendered into (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Parity Lien Debt to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Change of Control Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of this Section 3.08 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.08 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

Exhibit 4.1 - 48

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of  $5.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and, to the extent there are disinterested members of the Board of Directors of the Company, that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or consulting agreement, employee benefit plan, stock option or stock ownership plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments and issuances of Capital Stock, options, warrants or other rights to acquire Capital Stock, in each case, pursuant thereto (provided that issuances of Capital Stock of Restricted Subsidiaries of the Company shall be limited to Voting Stock (in each case, representing an aggregate of not more than 5.0% of the fully diluted Voting Stock of such Restricted Subsidiary) of not more than two Restricted Subsidiaries identified by the Company in an Officers’ Certificate delivered to the Trustee);

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate Section 4.07 hereof;

(7) the Transactions and the payment of all fees and expenses related to the Transactions;

(8) so long as the same are approved by either Radio One or Comcast, as a disinterested owner of Equity Interests in the Company in accordance with the terms of the Company LLC Agreement, transactions between or among the Company or any of its Restricted Subsidiaries and either Radio One or Comcast or any of their respective Subsidiaries, in either case with respect to transactions involving carriage, network, syndication, advertising, back-office, technology support, personnel services or any other agreement relating to the business or operations of the Company or any of its Restricted Subsidiaries, in each case, entered into in the ordinary course of the Company’s business; and

(9) (A) any agreement in effect on the Closing Date, as such agreement may be amended, modified, supplemented, restated or replaced from time to time; provided that any such amendment, modification, supplement, restatement or replacement (taken as a whole) will not be more disadvantageous in any material respect to the Company (taken as a whole) than such agreement as it was in effect on the Closing  Date or (B) any transaction pursuant to any agreement referred to in the immediately preceding clause (A).

In the event that either Radio One or Comcast cease to directly or indirectly own any Equity Interests in the Company, any transactions of the type permitted by clause (8) above shall continue to be permitted even though they have not been approved by a disinterested owner of Equity Interests in the Company so long as any such transaction will not be on terms that are more disadvantageous in any material respect to the Company (taken as a whole) than any substantially equivalent transaction that was permitted pursuant to clause (8) above.

Section 4.12 Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Exhibit 4.1 - 49

Section 4.14 Legal Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its existence as a limited liability company, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes pursuant to this Section 4.15 (a “Change of Control Offer”). In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer a beneficial interest in the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, the serial number for Notes held in definitive form and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion, must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

Exhibit 4.1 - 50

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuers will jointly, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate of each Issuer stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c) The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuers will jointly publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.01(a) through 3.01(c) hereof, unless and until there is a default in payment of the applicable redemption price.   Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon  the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16 Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Additional Note Guarantees.

(a)           If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture that is a Wholly Owned Subsidiary (other than a Domestic Subsidiary that constitutes an Immaterial Subsidiary), then that Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit F-1 and the applicable Security Documents and deliver an opinion of counsel satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created.

(b)           If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture that is not a Wholly Owned Subsidiary and that Domestic Subsidiary, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor, then that Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture in the form attached hereto as Exhibit F-1 and the applicable Security Documents and deliver an opinion of counsel satisfactory to the Trustee within thirty (30) Business Days of the date on which it was acquired or created or otherwise became obligated under this Section 4.17(b) to become a Guarantor.

(c)           Any Domestic Subsidiary which after the Closing Date is required to guarantee the Notes pursuant to Section 4.17(b) shall be unconditionally released from such guarantee in the event of the release or discharge of the guarantee by such Domestic Subsidiary of all of the Indebtedness of the Company or any Guarantor Restricted Subsidiary or the repayment of all of the Indebtedness which resulted in the obligation to guarantee the Notes.

Exhibit 4.1 - 51

Section 4.18 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary and has assets of more than $1,000, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment  made as of the time of the designation and shall be deemed to be a Restricted Payment under Section 4.07 hereof or an Investment made under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted as such at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate of the Company certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19 Restrictions on Activities of Capital Corp.

Capital Corp. shall not hold any material assets, hold any Equity Interests, incur any Indebtedness, become liable for any obligations, engage in any business activities or have any Subsidiaries.  Notwithstanding the foregoing, Capital Corp. may incur (i) Indebtedness to the extent that it is a co-obligor with respect to Indebtedness which the Company is permitted to incur under this Indenture, but only if the Net Proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Capital Corp. and (ii) otherwise engage is such transactions as it is obligated to do under this Indenture, including those contemplated by Sections 4.10 and 4.15.

Exhibit 4.1 - 52

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) Neither Issuer shall directly or indirectly: (1) consolidate or merge or amalgamate with or into another Person (whether or not an Issuer is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) such Issuer, as applicable, is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger or amalgamation (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Successor Person”) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer, as applicable, under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) such Issuer or the Person formed by or surviving any such consolidation or merger (if other than an Issuer), or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Section 4.09(a) or (ii) would have a Consolidated Leverage Ratio equal to or lower than the Issuer’s Consolidated Leverage Ratio immediately prior to such transaction;

(5) the Successor Person promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens of the Security Documents on the Collateral owned by or transferred to the Successor Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by filing of a financing statement under the Uniform Commercial Code of the relevant states;

(6) the Collateral owned by or transferred to the Successor Person shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Liens in favor of the Collateral Trustee for its benefit and the benefit of the holders of the Parity Lien Debt, and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into the Successor Person, to the extent that they are property or assets of the types that would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Successor Person shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture and the Security Documents.

(b) The Company shall not, and shall not permit either Issuer to, directly or indirectly, lease all or substantially all of the properties and assets of the Company, such Issuer and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of an Issuer in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to such “Issuer” shall refer instead to the successor Person and not to such Issuer, as applicable), and may exercise every right and power of the Company or such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein; provided, however, that the predecessor of such Issuer shall not be relieved from the obligation to pay the principal of, or premium or interest, if any, on the Notes except in the case of a sale of all of the such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

Exhibit 4.1 - 53

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for thirty (30) days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections  4.10, 4.15 or 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for sixty (60) days after notice of breach or default to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(5) default under any mortgage, indenture, instrument or other agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A) is caused by a failure to pay principal on such Indebtedness at its Stated Maturity and prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (which are not covered by insurance for which the insurer has accepted responsibility) entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of sixty (60) days;

(7) the occurrence of any of the following:

(A) any Security Document ceases for any reason to be fully enforceable (except as permitted by the terms of this Indenture or the Security Documents); provided, that it will not be an Event of Default under this clause (A) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Parity Lien purported to be granted under such security documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected first-priority Lien on the Collateral;

(B) any Parity Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected first-priority Lien (except as permitted by the terms of this Indenture or the Security Documents);

(C) an Issuer or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or any other Guarantor arising under the Notes, the Note Guarantees or any Security Document; or

(D) an Issuer or any Guarantor fails to grant and perfect any security interest required by the Security Documents to be granted and perfected with respect to Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million, other than, in the case of the foregoing clauses (A) through (D), as a result of, or in connection with, the satisfaction in full of all Obligations under this Indenture or expiration in accordance with the terms of this Indenture or the applicable Security Document or the release or amendment, modification, waiver, termination or release of any relevant Lien or Security Document in accordance with the terms of this Indenture or the Security Documents);

Exhibit 4.1 - 54

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture);

(9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian, receiver, receiver manager, interim receiver or sequestrator of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian, receiver, receiver manager, interim receiver or sequestrator of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for sixty (60) consecutive days.  The Trustee shall not be charged with knowledge of an Event of Default unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Company or another Person.

Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness under clause (5) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (5) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within thirty (30) days of the date of such declaration; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Defaults or Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) remedies have not been taken with respect to Collateral securing such Indebtedness.

(c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on or the principal of, the Notes.

Exhibit 4.1 - 55

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest or premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Defaults in the payment of interest or premium, if any, on or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted in such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.  In addition, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Section 6.06 Limitation on Suits.

(a) Subject to the provisions of Article 7 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, interest or premium, if any, when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within sixty (60) days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Exhibit 4.1 - 56

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, or premium or interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements, advances and any other amounts due to the Trustee and its agents and counsel and any other amounts due to the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:               to the Trustee and the Collateral Trustees, and their agents and attorneys for amounts due to the Trustee under Section 7.06 hereof and the Collateral Trustees under the applicable Security Documents, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustees and the costs and expenses of collection;

Second:               to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:               to the Issuers or as a court of competent jurisdiction shall direct.

The Trustee may, upon written notice to the Issuers, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.  Notwithstanding the foregoing, (i) proceeds received in respect of any sale of or other realization upon all or any part of the Collateral in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents shall be applied pursuant to Section 12.09.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Exhibit 4.1 - 57

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee agrees to accept and act upon facsimile or electronic transmission (including pdf) of documents hereunder, it being understood that originals of such shall be provided to the Trustee in a timely manner.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuers or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

Exhibit 4.1 - 58

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer shall be sufficient if signed by an Officer of such Issuer, and any resolution of the Board of Directors of an Issuer shall be sufficient if evidenced by a copy of such resolution certified by an Officers’ Certificate of such Issuer to have been duly adopted and in full force and effect on the date thereof.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee, in its sole discretion, against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) Except with respect to Section 4.01 hereof, the Trustee shall have no duty (unless so instructed by the Holders of a majority in aggregate principal amount of the then outstanding Notes) to inquire as to the performance of an Issuer with respect to the covenants contained in Article 4 hereof. The Trustee shall not be deemed to have notice of any Default or Event of Default unless the Trustee has received written notice of such event at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(k) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or otherwise.

(l) The Trustee shall have no liability for any acts or omissions of the Collateral Trustee.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with an Issuer or any Affiliate of an Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within ninety (90) days after receipt of notice of the occurrence of an Event of Default.  Except in the case of a Default or Event of Default in payment of principal of, or premium or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Exhibit 4.1 - 59

Section 7.06 Compensation and Indemnity.

(a) The Issuers and the Guarantors will pay to each of the Trustee and the Collateral Trustee such compensation as is agreed to from time to time by the Issuers and the Trustee or the Collateral Trustee, as applicable, for its acceptance of this Indenture and services hereunder.  The Trustee’s and each of the Collateral Trustees’ compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse each of the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Trustee’s respective agents and counsel, as applicable.  When the Trustee or the Collateral Trustee incurs expenses or renders services after an Event of Default pursuant to Section 6.01(9) or 6.01(10) hereof, the expenses and compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(b) The Issuers and the Guarantors, jointly and severally, will indemnify each of the Trustee and the Collateral Trustee against any and all losses, liabilities or expenses (including without limitation taxes other than taxes based on the income of the Trustee or the Collateral Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or bad faith.  Each of the Trustee and the Collateral Trustee will notify the Issuers promptly of any claim of which the Trustee has received written notice and for which it may seek indemnity.  Failure by the Trustee or the Collateral Trustee, as applicable, to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee and the Collateral Trustee, as applicable, will cooperate in the defense.  The Trustee and the Collateral Trustee, as applicable, may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee or the Collateral Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or premium or interest, if any, on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Exhibit 4.1 - 60

Section 7.07 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may, upon thirty (30) days’ written notice to the Issuers resign and be discharged from the trust hereby created.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.09 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee (at Issuer expense), the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Exhibit 4.1 - 61

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their joint option and at any time, at the option of their Boards of Directors evidenced by a resolution set forth in their respective Officers’ Certificates, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their joint option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, and clauses (4), (5), (6) and (7) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Exhibit 4.1 - 62

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which either Issuer or any of the Guarantors is a party or by which either Issuer or any of the Guarantors is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b) The Collateral will be released from the Liens securing the Notes in accordance with Section 12.04 hereof and the Security Documents, upon a Legal Defeasance or Covenant Defeasance in accordance with this Article 8.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the applicable Holders of all sums due and to become due thereon in respect of principal, or premium or interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the joint request of the Issuers any money or non-callable Government Securities held by either of the Issuers as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Exhibit 4.1 - 63

Section 8.06 Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, or premium or interest, if any, on any Note and remaining unclaimed for two years after such principal, or premium or interest, if any, has become due and payable shall be paid to the Issuers on their joint request or (if then held by either of the Issuers) will be discharged from such trust; and the applicable Holder will thereafter be permitted to look only the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, or premium or interest, if any, on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the applicable Holders to receive such payment from the money held by the Trustee or Paying Agent.

Exhibit 4.1 - 64

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees and the Security Documents:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees by a successor to an Issuer’s or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(5) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any Security Document or to evidence the release, termination or discharge of any Collateral or Security Documents or Note Guarantees in accordance with the terms of this Indenture or the Security Documents;

(6) to enter into additional or supplemental Security Documents or otherwise provide additional Collateral;

(7) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of this Indenture; or

(10) to provide for the release of a Guarantee of the Notes by a Restricted Subsidiary of either Issuer which release is otherwise permitted under this Indenture and would not result in a Default or Event of Default.

Section 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.08, 3.9, 4.10, 4.15 and 4.20 hereof), the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium or interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the joint request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

Exhibit 4.1 - 65

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents.  However, without the consent of each Holder of the Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.08, 3.09, 4.10, 4.15 and 4.20 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes or a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.08, 3.09, 4.10, 4.15 or 4.20 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of 85% in aggregate principal amount of the Notes then outstanding.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes and Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  Each Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee and Collateral Trustees to Sign Amendments, etc.

The Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 or any amendments under the Security Documents if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee.  The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each Issuer approves it.  In executing any amended or supplemental indenture, the Trustee and the Collateral Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate of each of the Issuers and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Exhibit 4.1 - 66

ARTICLE 10
NOTE GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (each, a “Note Guarantee”) to each Holder holding a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and interest and premium, if any, on the Notes, if lawful, and all other obligations of the Issuers to the Holders holding Notes or the Trustee under this Indenture will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder holding Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d) If any Holder holding a Note or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders holding Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders holding Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders holding Notes under the Note Guarantees.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or foreign law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Exhibit 4.1 - 67

Section 10.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E1 hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the applicable Note Guarantee set forth in this Indenture on behalf of the Guarantors.  Neither the Issuers not any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

In the event that the Company or any of its Restricted Subsidiaries acquires or creates any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17(a) hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.17(a) hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger or amalgamation (the “Successor Guarantor”) assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, and the Security Documents pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee, (ii) the Successor Guarantor causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens under the applicable Security Documents on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction; (iii) the Collateral owned by or transferred to the Successor Guarantor shall: (A) continue to constitute Collateral under this Indenture and the applicable Security Documents, (B) be subject to Liens in favor of the Collateral Trustee for the benefit of the Holders and any other Parity Lien Indebtedness or Priority Lien Indebtedness and (C) not be subject to any Lien other than Permitted Liens; and (iv) the property and assets of the Person which is merged or consolidated with or into the Successor Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the applicable Security Documents, shall be treated as after-acquired property and the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required under this Indenture and the Security Documents;  or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the applicable Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the applicable Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Exhibit 4.1 - 68

Section 10.05 Releases.

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents then the corporation acquiring the property will be released and relieved of any obligations under the applicable Note Guarantee;

(b)           In the event of any sale or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof and is permitted by all of the Secured Debt Documents and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.  Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Guarantor in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee;

(c)           Upon designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture and as permitted by the Secured Debt Documents, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee;

(d)           Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee;

(e)           Upon satisfaction and discharge of the Indenture, in accordance with Article 11 hereof; and

(f)           Upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding; due and payable under this Indenture at the time of the Notes are paid in full and discharged.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on the applicable Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

Exhibit 4.1 - 69

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (subject to those provisions herein that by their express terms shall survive), when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and either Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) in respect of clause (1)(b) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) either Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(b) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02  Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest and premium, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the applicable Holders to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Exhibit 4.1 - 70

ARTICLE 12
COLLATERAL AND SECURITY

Section 12.01 Security Interest.

The due and punctual payment of the principal of and interest and premium, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium, if any, (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuers to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured to the extent provided in the Security Documents.

Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and each Holder authorizes and appoints U.S. Bank National Association as the Trustee and each Holder and together with the Trustee authorizes and appoints U.S. Bank National Association as the Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into additional Security Documents from time to time and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof.  U.S. Bank National Association hereby accepts its appointment by each Holder and the Trustee to act as Collateral Trustee under the Indenture and each other Parity Lien Document to which it is a party.  Each of the Issuers and the Guarantors consents and agrees to be bound by the terms of the existing Security Documents and any additional Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

Each Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the applicable Security Documents, and will do or cause to be done all such acts and things as required by the provisions of the Security Documents to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes.  Each Issuer will take, and will cause the Guarantors to take, any and all actions required by the Security Documents to create and maintain, as security for the Parity Lien Obligations, a valid, enforceable and, to the extent required by the Security Documents, perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of the Notes, to the extent required by, and with the lien priority required under, the Secured Debt Documents and subject to no Liens other than Permitted Liens.

Section 12.02 Security Documents.

This Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement at any time such Collateral Trust Agreement is in effect.  Each of the Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

Section 12.03 Collateral Trustee.

With respect to the Notes,

(1) U.S. Bank National Association will initially act as the Collateral Trustee for the benefit of the Holders of the Notes and all other Parity Lien Obligations outstanding from time to time;

(2) Neither the Issuers, nor any of their Affiliates and no Parity Lien Representative, Priority Lien Representative or Junior Lien Representative may serve as Collateral Trustee.

(3) The Collateral Trustee shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(4) Except as provided in the Security Documents or as directed by an Act of Required Debtholders in accordance with the Security Documents, the Collateral Trustee shall not be obligated:

(a) to act upon directions purported to be delivered to it by any Person;

(b) to foreclose upon or otherwise enforce any Lien; or

(c) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(5) A resignation or removal of the Collateral Trustee and appointment of a successor Collateral Trustee will become effective pursuant to the terms set forth in the Security Documents.

Exhibit 4.1 - 71

Section 12.04 Release of Liens in Respect of Notes.

(a) The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the rights of the Holders of the Notes and such Obligations to the benefits and proceeds of the  Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1) Upon the satisfaction and discharge of this Indenture, in accordance with Article 11 hereof;

(2) Upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3) Upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4) In whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(5) As to any Collateral that is sold, transferred or otherwise disposed of by any Issuer or any Guarantor to a Person that is not (either before or after such sale, transfer or disposition) an Issuer or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that does not violate Section 4.10 and is permitted by all of the other Security Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;  or

(6) as to any Collateral of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary in compliance with the provisions of this Indenture and any other relevant provisions of any other Security Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary.

(b) The Collateral Trustee agrees for the benefit of the applicable Issuer and the other Guarantors that if the Collateral Trustee at any time receives:

(1) an Officers’ Certificate stating that (A) the signing officer has read Article 12.04 of this Indenture and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in the Indenture and all other Security Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and

(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the applicable Issuer or applicable Guarantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 12.04 by the Collateral Trustee.

(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (5) of Section 12.04(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the applicable Issuer or other applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.

Exhibit 4.1 - 72

Section 12.05 Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

Notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens:

(x) all Parity Liens granted at any time by an Issuer or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations; and (y) all proceeds of all Parity Liens granted at any time by an Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.

In addition, this Section 12.05 is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future Holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt shall be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and the Trustee at the time of incurrence of such Series of Parity Lien Debt.

Section 12.06 Relative Rights.

Nothing in this Indenture or the Security Documents will:

(1) impair, as among the Issuers and the Holders, the obligation of any Issuer to pay principal of, or premium and interest on, the Notes issued by such Issuers in accordance with their terms or any other obligation of the Issuers or any Guarantor;

(2) affect the relative rights of Holders as against any other creditors of any Issuer or any Guarantor (other than holders of Priority Liens, any other Parity Liens or any Junior Liens to the extent expressly set forth herein or in the applicable Security Document);

(3) restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Security Documents);

(4) restrict or prevent any Holder or holders of other Parity Lien Obligations, any Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not expressly restricted or prohibited by the Security Documents; or

(5) restrict or prevent any Holder or holders of other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Security Documents.

Exhibit 4.1 - 73

Section 12.07 Further Assurances.

Each of the Issuers and each of the Guarantors shall cause to be done all acts and things that may be required by this Indenture or the Parity Lien Documents, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents, and subject to the limitations set forth in the Parity Lien Documents.

On or prior to the date on which any additional Secured Debt Document is executed, the Issuers and each of the Guarantors shall grant to the Collateral Trustee a security interest in any assets or property of the Issuers or Guarantors not otherwise granted pursuant to this Indenture and the Security Documents on or prior to such date, to the extent that the Issuers and the Guarantors grant a security interest in such other assets to the new Secured Debt Representative or any holders of such new Obligations.

From and after the date hereof, if any Issuer or any Guarantor acquires any personal property which is of a type that would constitute Collateral under any Security Document, it will be required as soon as reasonably practicable after the acquisition thereof, to execute and deliver such security instruments, financing statements, and Officers’ Certificates and opinions of counsel as are required under this Indenture or under any Security Document, or as may be reasonably requested by the Collateral Trustee, in each case, to vest in the Collateral Trustee a perfected (to the extent required by this Indenture or the Security Documents) security interest in such after-acquired property with the priority required hereunder or under the applicable Security Document and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to such Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.

On or prior to the date on which any other additional Secured Debt Documents are executed or the date on which any Junior Lien Debt or other Parity Lien Debt is incurred, in each case, in accordance with the terms of this Indenture and the other Secured Debt Documents then in effect, the Collateral Trustee shall enter into the Collateral Trust Agreement upon receipt of an Officers’ Certificate from the Issuers certifying that such other Parity Lien Debt or Junior Lien Debt, as applicable, has been incurred as permitted under the Secured Debt Documents.

Section 12.08 Application of Proceeds

Subject to the terms of the Collateral Trust Agreement as in effect from time to time, if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee to the Trustee for application by the Trustee in the following order:

FIRST, ratably, to the Trustee and the Collateral Trustee toward the payment of all amounts due to the Trustee and the Collateral Trustee under Section 7.06 hereof, and to the Collateral Trustee under any Security Document, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustee or any co-trustee or agent of the Collateral Trustee;

SECOND, to Holders of Notes for Obligations in respect of the Notes that are then due and payable in an amount sufficient to pay in full all outstanding Obligations in respect of such Notes that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

THIRD, any surplus remaining after the payment in full of the amounts described in the preceding clauses will be paid to the Issuers or as a court of competent jurisdiction may direct.

Exhibit 4.1 - 74

ARTICLE 13
MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Issuers, any Guarantor, the Trustee or any Collateral Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to any Issuers and/or any Guarantor:
c/o TV One, LLC
1010 Wayne Avenue
Silver Spring, MD 20910
Attention: Ms. Karen Wishart
EVP, Chief Legal Officer

With a copy to:
Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:  Dennis M. Myers, P.C.

If to the Trustee:
U.S. Bank National Association - Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention:  Wally Jones

With a copy to:
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, TN 37219
Attention:  Gerald Mace

If to the Collateral Trustee:
U.S. Bank National Association - Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention:  Wally Jones

Either Issuer, any Guarantor, the Trustee or any Collateral Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If an Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and the Collateral Trustee at the same time.

Exhibit 4.1 - 75

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, that no such Opinion of Counsel shall be required in connection with the order by the Issuer to authenticate and deliver the Initial Notes on the date hereof pursuant to Section 2.02 hereof.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, that an issuer of an Opinion of Counsel can rely as to matters of fact on an Officers’ Certificate or a certificate of a public official.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees, Stockholders or Members.

No past, present, or future director, officer, employee, incorporator, stockholder or members of either Issuer or any Guarantor, as such, will have any liability for any obligations of either Issuer or any Guarantor under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such waiver is against public policy.

Section 13.06 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of each of the Issuers in this Indenture and the Notes will bind its successors.  All agreements of the Trustee and the Collateral Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Exhibit 4.1 - 76

Section 13.09 Severability.

In case any provision in this Indenture or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Counterpart Originals.

The parties may sign any number of copies or counterparts of this Indenture.  Each signed copy or counterpart will be an original, but all of them together represent the same agreement.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.13 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities or communications services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

Exhibit 4.1 - 77

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TV ONE, LLC,  as Issuer

By:
Name:
Title:

TV ONE CAPITAL CORP.,  as Co-Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Trustee

By:
Name:
Title:

Signature Page to Indenture

Exhibit 4.1 - 78

EXHIBIT A1

[Face of Note]

CUSIP/CINS ____________

10% Senior Secured Notes due 2016

No. ___ $____________*

TV One, LLC
TV One Capital Corp.

promise to pay to                 or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on _______, 20__.

Interest Payment Dates:  the fifteenth (15th) day of each month; provided, that in the event of a Semiannual Interest Payment Election, the Interest Payment Dates shall be determined as set forth in Paragraph 1 of this Note

Record Dates:  the first (1st) day of each month, provided, that in the event of a Semiannual Interest Payment Election, the record dates shall be determined as set forth in Paragraph 2 of this Note

Dated:  _______________, 20__

TV ONE, LLC,  as Issuer

By:
Name:
Title:

TV ONE CAPITAL CORP., as Co-Issuer

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank National Association, as Trustee

By:
Name:
Title:

Exhibit A - 1

[Back of Note]
10% Senior Secured Notes due 2016

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  TV One, LLC, a Delaware limited liability Company (the “Company”), TV One Capital Corp., a Delaware corporation (“Capital Corp.”, and together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 10.00% per annum.  The Issuers will pay interest, if any, monthly in arrears on the fifteenth (15th) day of each month of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Monthly Interest Payment Date”); provided that the Issuers may make a one-time election (a “Semiannual Interest Payment Election”) to pay interest, if any, semiannually in arrears on the six-month anniversaries of the Monthly Interest Payment Date immediately preceding the date of the Semiannual Interest Payment Election, or if any such day is not a Business Day, on the next succeeding Business Day (each, a “Semiannual Interest Payment Date” and together with a Monthly Interest Payment Date, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be March 15, 2011.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful.

The Issuers may make a one-time Semiannual Interest Payment Election at any time prior to the beginning of the interest period that begins immediately prior to the Stated Maturity of this Note by delivering a written notice to the Trustee and the Holders.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) Method of Payment.  The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the first (1st) day of the month containing each Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(4) Indenture and Security Documents.  The Issuers issued the Notes under an Indenture, dated as of February 25, 2011 (the “Indenture”), by and among the Issuers, the guarantors party thereto, the Trustee and U.S. Bank National Association, as Collateral Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuers. The Notes are secured by substantially all the assets of the Issuers and the Guarantors pursuant to and as further described in the Security Documents referred to in the Indenture. Subject to Sections 2.02, 2.13, 4.09 and 4.12 thereof, the Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

Exhibit A - 2

(5) Optional Redemption.

(a) At any time prior to March 15, 2013 the Issuers may, at their joint option, on any one or more occasions redeem up to 35% of the aggregate principal amount of their respective Notes issued under the Indenture, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 110% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with the net cash proceeds of an Equity Offering by the Company; provided that:

(A) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(B) the redemption occurs within sixty (60) days of the date of the closing of such Equity Offering.

(b) At any time prior to March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after March 15, 2013, the Issuers may, at their joint option, on any one or more occasions redeem all or a part of the Notes, upon not less than thirty (30) nor more than sixty (60) days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%

(d) Special Redemption. If at any time on or prior to December 31, 2011, the Company determines in good faith that all of the net proceeds from the issuance and sale of the Notes (the “Available Proceeds”) will not be used to repurchase Equity Interests of the Company,  the Company may, at its option, elect to use the remaining Available Proceeds to redeem an aggregate principal amount of the Notes equal to the lesser of (i) $50 million and (ii) the aggregate amount of remaining Available Proceeds, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) [Reserved]

(7) [Reserved]

(8) Repurchase at the Option of Holder.

(a) If a Change of Control occurs, each Holder will have the right to require the Issuers to jointly repurchase all or any part of that Holder’s Notes pursuant to Section 4.15 of the Indenture (a “Change of Control Offer”).  Any such repurchase of the Notes shall include the Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repurchase.  In the Change of Control Offer, the Issuers will jointly offer the Holders a purchase price in cash equal to 101% of the aggregate principal amount of Notes, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within fifteen (15) days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Issuers may be required to offer to repurchase the Notes and other Parity Lien Debt containing similar provisions to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets as required by the Indenture.

(c) [Reserved]

Exhibit A - 3

(9) Notice of Redemption.  At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than sixty (60) days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  On or after the redemption dates, interest ceases to accrue on the Notes or portions thereof cancelled for redemption.

(10) Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000.00 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of fifteen (15) days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

(11) Persons Deemed Owners.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12) Amendment, Supplement and Waiver.  Subject to the exceptions set forth in Section 9.02 of the Indenture, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Securities, if any), voting as a single class, and, subject to Section 6.04 and 6.07 of the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Securities, if any), voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents may be amended or supplemented as set forth in Section 9.01 of the Indenture.

(13) Defaults and Remedies.  The Notes are subject to the Defaults and Event of Defaults set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture pursuant to Section 4.04, and the Issuers are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(14) Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) No Recourse Against Others.  No director, officer, employee, incorporator, stockholder or member of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes,  the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(16) Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Exhibit A - 4

(17) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

TV One, LLC
1010 Wayne Avenue
Silver Spring, MD 20910
Attention: Ms. Karen Wishart
EVP, Chief Legal Officer

Exhibit A - 5

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:           __________________________
                    (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint    __________________________________________

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:    _____________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 6

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, check the appropriate box below:

☐Section 4.10                                           ☐Section 4.15                                           ☐Section 4.20

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.15 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:  __________________________________

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A - 7

Schedule of Exchanges of Interests in the Global Note

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit A - 8

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TV One, LLC
1010 Wayne Avenue
Silver Spring, MD 20910
Attention: Ms. Karen Wishart
EVP, Chief Legal Officer

U.S. Bank National Association - Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention:  Wally Jones

Re:	10% Senior Secured Notes due 2016 of TV One, LLC

Reference is hereby made to the Indenture, dated as of February 25, 2011 (the “Indenture”), by and among the TV One, LLC, a Delaware limited liability Company (the “Company”), TV One Capital Corp., a Delaware corporation (“Capital Corp.”, and together with the Company, the “Issuers”), the guarantors party thereto, U.S. Bank National Association, as Trustee and as Collateral Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Securit[y][ies] or interest in such Securit[y][ies]  specified in Annex A hereto, in [in the amount of ][the principal amount of $___________] in such Securit[y][ies] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

Exhibit B - 1

2.     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

3.     Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)              such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)              such Transfer is being effected to the Company or a subsidiary thereof; or

(c)              such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)              such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.

Exhibit B - 2

4.     Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)     Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)     Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

___________________________________________________
[Insert Name of Transferor]

By:  __________________________________________________

Name:
Title:

Dated:  _______________________

Exhibit B - 3

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    a beneficial interest in the:

(i)             144A Global Security (CUSIP _________), or

(ii)             Regulation S Global Security (CUSIP _________), or

(iii)              IAI Global Security (CUSIP _________); or

(b)      a Restricted Definitive Security.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)     a beneficial interest in the:

(i)             144A Global Security (CUSIP _________), or

(ii)             Regulation S Global Security (CUSIP _________), or

(iii)             IAI Global Security (CUSIP _________); or

(iv)             Unrestricted Global Security (CUSIP _________); or

(b)     a Restricted Definitive Security; or

(c)     an Unrestricted Definitive Security,

in accordance with the terms of the Indenture.

Exhibit B - 4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

TV One, LLC
1010 Wayne Avenue
Silver Spring, MD 20910
Attention: Ms. Karen Wishart
EVP, Chief Legal Officer

U.S. Bank National Association - Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention:  Wally Jones

Re:	10% Senior Secured Notes due 2016 of TV One, LLC

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of February 25, 2011 (the “Indenture”), by and among the TV One, LLC, a Delaware limited liability Company (the “Company”), TV One Capital Corp., a Delaware corporation (“Capital Corp.”, and together with the Company, the “Issuers”), the guarantors party thereto, U.S. Bank National Association, as Trustee and Collateral Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Securit[y][ies] or interest in such Securit[y][ies] specified herein, in [the amount of ][the principal amount of $____________] in such Securit[y][ies] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Securities for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)   Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exhibit C - 1

(b)   Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)   Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)   Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)   Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

Exhibit C - 2

(b)   Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE]  144A Global Security,  Regulation S Global Security,  IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

________________________________
[Insert Name of Transferor]

By:            ________________________________

Name:
Title:

Dated:  ______________________

Exhibit C - 3

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

TV One, LLC
1010 Wayne Avenue
Silver Spring, MD 20910
Attention: Ms. Karen Wishart
EVP, Chief Legal Officer

U.S. Bank National Association - Corporate Trust Services
150 Fourth Avenue North, 2nd Floor
Nashville, TN 37219
Attention:  Wally Jones

Re:	10% Senior Secured Notes due 2016 of TV One, LLC

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of February 25, 2011 (the “Indenture”), by and among the TV One, LLC, a Delaware limited liability Company (the “Company”), TV One Capital Corp., a Delaware corporation (“Capital Corp.”, and together with the Company, the “Issuers”), the guarantors party thereto, U.S. Bank National Association, as Trustee and Collateral Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of [                                                                           ][$____________ aggregate principal amount of]:

(a)   a beneficial interest in a Global Security, or

(b)   a Definitive Security,

we confirm that:

1.           We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

Exhibit D - 1

2.           We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Securities, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to the Registrar and the Issuers such certifications, legal opinions and other information as the Registrar and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Registrar and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

_________________________________________________________

[Insert Name of Accredited Investor]

By: _________________________________________________________

Name:
Title:

Dated:  _______________________

Exhibit D - 2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of February 25, 2011 (the “Indenture”), by and among the TV One, LLC, a Delaware limited liability Company (the “Company”), TV One Capital Corp., a Delaware corporation (“Capital Corp.”, and together with the Company, the “Issuers”), the guarantors party thereto, U.S. Bank National Association, as Trustee and Collateral Trustee, (a) the due and punctual payment of the principal of, premium on, if any, interest, if any, on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest, if any, on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

[SIGNATURE PAGE TO FOLLOW]

Exhibit E - 1

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[              ]

as Guarantors

By:_________________________________

Name:
Title:

Exhibit E - 2

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of [           ] (or its permitted successor), a [          ] corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) and Collateral Trustee.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 25, 2011, providing for the issuance of $119,000,000 aggregate principal amount of 10% Senior Secured Notes due 2016 (the “Notes”) of TV One, LLC and TV One Capital Corp.;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

4.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder or agent of the Issuers or any Guarantor, as such, shall have any liability for any obligations of either Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or  any Supplemental Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Exhibit F - 1

5.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

Exhibit F - 2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________,

[Guaranteeing Subsidiary]

By:  _______________________________

Name:
Title:

U.S. Bank National Association, as Trustee and Collateral Trustee

By:  _______________________________

Name:
Title:

Exhibit F - 3